UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 31, 2009 (Date of earliest event reported)

MICROFLUIDICS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware                                                        0-11625                                  04-2793022
(State or other  jurisdiction of  incorporation)       (Commission File Number)      (IRS Employer Identification No.)

30 Ossipee Road
Newton, MA  02464
(Address of principal executive offices)

Telephone: (617) 969-5452
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

    On March 12, 2009 Microfluidics International Corporation (the "Company") and Peter F. Byczko, C.P.A. executed an Offer Letter (the "Letter") in conjunction with Mr. Byczko's appointment as Vice President of Finance.  The information with respect to the Letter, set forth in Item 5.02(c) below, is hereby incorporated by reference into this Item 1.01.

    A copy of the Press Release announcing the appointment is set forth as Exhibit 99.1 to this report.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)        On March 30, 2009 the Company announced the appointment of Mr. Byczko to serve as its Vice President of Finance and effective March 31, 2009 to serve as Chief Accounting Officer of the Company.  Mr. Byczko's first day of employment was March 18, 2009.

    Mr. Byczko was mostly recently the Director of Financial Operations and Development at Open Solutions, a leading provider of integrated computer systems and software for financial institutions around the world. Prior to Open Solutions, Mr. Byczko was a Senior Project Manager for Control Solutions International, a global provider of internal audit and risk management solutions, where he led a number of high-profile client engagements including CA, Hewlett-Packard and Bristol-Myers Squibb. Mr. Byczko has also served in senior management positions in the areas of financial reporting, acquisitions and treasury and practiced as a Certified Public Accountant with various national and regional accounting firms from 1989 to 1995. Mr. Byczko holds a B.S. in accounting and finance from Nichols College.

    In conjunction with the appointment of Mr. Byczko as Vice President of Finance and Chief Accounting Officer, Mr. Byczko and the Company executed the Letter.  Under the terms of the Letter, Mr. Byczko will receive a base salary of $145,000 per year (the "Base Salary"), such Base Salary is eligible for annual review and adjustment based on comparable market data and Company and individual performance ("KRA's").  Mr. Byczko is eligible for a variable bonus equal to $20,000, annualized, based upon achieving specific goals for the twelve month period.  The variable bonus will be based on Company performance EBITDA-2009 and achievement of individual KRA's to be established.

    Under the Letter, the Company will grant Mr. Byczko an option to purchase 25,000 shares of the Company's common stock.  This grant, which will vest at the rate of twenty five percent (25%) per year, will be granted pursuant to, and subject to the terms and conditions of, the Company's 2006 Stock Plan.  Additional yearly options can be granted to Mr. Byczko by the Company's Compensation committee.

    Mr. Byczko will be eligible to participate in the Company's employee benefits plans as they may exist from time to time, including health insurance (including medical, dental, and vision), long term disability, term life insurance, and a 401(k) plan.  Mr. Byczko will accrue three weeks vacation during each of the first five years of his employment with the Company.

    If Mr. Byczko is terminated by the Company without cause, he will receive a severance package which will include payment of his Base Salary for a minimum of ninety (60) days following such termination. Mr. Byczko will also be entitled to the benefits he is receiving at the time of his termination during that ninety (60) day severance period.  Any severance package is subject to Mr. Byzcko signing a release statement that will include non-disclosure, non-disparagement and non-compete clauses.

Item 9.01    Financial Statements and Exhibits.

        (d)    The following exhibits are hereby filed as part of this Current Report of Form 8-k;

Number          Exhibit

10.1	Letter dated March 12, 2009 from Microfluidics Corporation to Peter F. Byczko
99.1	Press Release dated March 31, 2009

                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                          Dated: March 31, 2009

                                                                            MICROFLUIDICS INTERNATIONALCORPORATION

                                    By: /s/ Michael C. Ferrara
                                    -----------------------------------
                                    Name:  Michael C. Ferrara
                                    Title:   Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description
10.1	Letter dated March 12, 2009 from Microfluidics Corporation to Peter F. Byczko
99.1	Press Release dated March 31, 2009